EXHIBIT 10.11.3



                                                               As of May 1, 1998


Congress Financial Corporation
  (Central)
150 South Wacker Drive
Chicago, Illinois 60606


            Re:  Amendment No. 3 to Financing Agreements


Gentlemen:

            Reference is made to the Loan and Security Agreement, dated June 12, 1997, between Congress Financial Corporation (Central) ("Lender") and Navarre Corporation ("Borrower"), as amended by Amendment No. 1 to Financing Agreements, dated as of September 19, 1997, and Amendment No. 2 to Financing Agreements, dated as of October 29, 1997 (the "Loan Agreement"), together with all other agreements, documents, supplements and instruments now or at any time hereafter executed and/or delivered by Borrower or any other person, with, to or in favor of Lender in connection therewith (all of the foregoing, together with this Amendment and the other agreements and instruments delivered hereunder, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

            Borrower has requested that Lender (a) consent to certain transactions to be effected pursuant to the Class A Preferred Stock Purchase Agreements (as hereinafter defined), (b) waive the Event of Default arising by reason of the change in majority control of Borrower upon the sale of the Class A Preferred Stock pursuant to the Class A Preferred Stock Purchase Agreement, and (c) permit certain dividend payments to the holders of the Class A Preferred Stock. Lender is willing to do so to the extent and subject to the terms and conditions set forth herein.

            In consideration of the foregoing, the mutual agreements and covenants contained in this Amendment No. 3 to Financing Agreements (this "Amendment"), and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

            1. Additional Definitions. As used herein or in any of the other Financing Agreements, the following terms shall have the respective meanings given to them below, and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:

               (a) "Change of Control" shall mean the occurrence of any of the following: (i) the failure of the Permitted Holders at any time (A) to own beneficially free and clear of all security interests, liens, pledges or other encumbrances at all times, at least fifty-one (51%) percent of the issued and outstanding shares of capital stock of Borrower (both voting and non-voting), on a fully diluted basis or (B) to have and exercise voting power for the election of at least a majority of the Board of Directors of Borrower; (ii) the direct or indirect acquisition by any Person or a group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act), other than Permitted Holders, of beneficial ownership (as such term is defined in Rule 13D-3 issued under the Securities Exchange Act) of twenty (20%) percent or more of the outstanding shares of capital stock of Borrower; (iii) a change in the majority of the Board of Directors of Borrower as in effect on the date hereof; or (iv) a change in the chief executive officer or chief financial officer of Borrower as elected, appointed and serving on the date hereof.

               (b) "Class A Preferred Stock" shall mean the Class A Convertible Preferred Stock issued pursuant to the Class A Preferred Stock Purchase Agreements as designated pursuant to the Certificate of Rights and Preferences of Class A Convertible Preferred Stock of Navarre Corporation.

               (c) "Class A Preferred Stock Purchase Agreements" shall mean, collectively, (i) the Class A Convertible Preferred Stock Purchase Agreement, dated April 21, 1998, among the investors named on Exhibit A thereto and Borrower, as amended by Amendment Number One to the Class A Convertible Preferred Stock Purchase Agreement and Escrow Agreement, dated April 28, 1998, among Borrower, the investors listed on Exhibit A thereto, and Lindquist & Vennum, P.L.L.P., (ii) the Certificate of Rights and Preferences of Class A Convertible Preferred Stock of Navarre Corporation, (iii) the Warrants, and (iv) all other agreements, documents and instruments related to the issuance of the Class A Preferred Stock, as the same now exist among hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

               (d) "NASDAQ Consent Letter" shall mean the letter, dated April 23, 1998, from the counsel's office of The NASDAQ Stock Market, Inc. to Lindquist & Vennum, P.L.L.P., counsel for Borrower, re: Navarre Corporation, NASDAQ Listing Qualifications Panel, Division 2076NC-98, as in effect on April 23, 1998.

               (e) "Permitted Holders" shall mean the Persons listed on Exhibit A hereto.

               (f) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, as the same now exists or may hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

               (g) "Securities Laws" shall mean the Securities Act of 1993, as amended, the Securities Exchange Act, and all rules, regulations and interpretations issued pursuant thereto or in connection therewith, and all State and local statutes, rules and regulations issued in connection therewith or related thereto, including, without limitation, the rules and regulations of The NASDAQ Stock Market, Inc., as the same now exist or may hereafter be amended, modified, interpreted, recodified or supplemented.

               (h) "Warrants" shall mean the Warrants issued to the purchasers of the Class A Preferred Stock as provided in the Class A Preferred Stock Purchase Agreements, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

            2. Consent. Notwithstanding anything contained in Section 9.7(b) of the Loan Agreement to the contrary, and subject to the terms and conditions contained herein, Lender hereby consents to the sale of up to 2,000,000 shares of Class A Preferred Stock and Warrants in consideration of the aggregate gross cash purchase price of up to $20,000,000, as provided in the Class A Preferred Stock Purchase Agreements (as in effect on the date hereof).

            3. Waiver. Notwithstanding anything contained in Section 10.1(j) of the Loan Agreement to the contrary, Lender hereby waives the Event of Default arising under Section 10.1(j) by reason of the change of controlling ownership of Borrower upon the consummation of the sale of the Class A Preferred Stock pursuant to the Class A Preferred Stock Purchase Agreements (as in effect on the date hereof).

            4. Dividends and Redemptions. Section 9.11 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

            "9.11 Dividends and Redemptions. Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of any class of capital stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock, or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares, or agree to do any of the foregoing, except that, Borrower may, out of legally available funds therefor, pay dividends to the holders of the Class A Preferred Stock; provided, that, as to each payment of dividends, each of the following conditions is satisfied as determined by Lender: (a) Lender shall have received not less than five (5) days prior written notice of the intention of Borrower to pay such dividend; (b) as of the date of such payment and after giving effect thereto, no Event of Default or act, condition or event that with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, (c) as of the date of such payment and after giving effect thereto, the Excess Availability of Borrower for each of the immediately preceding thirty (30) days shall have been not less than One Dollar ($1.00), (d) as of the date of any such payment and after giving effect thereto, the Excess Availability of Borrower shall be not less than One Dollar ($1.00), and (e) Lender has received from Borrower, together with the written notice of Borrower as provided in Section 9.11(a) hereof, financial projections, in form and substance satisfactory to Lender, indicating that for each day of the three (3) months immediately following any such payment, Borrower is projected to have Excess Availability of not less than One Dollar ($1.00) and to satisfy Section 9.14 hereof."

            5. Adjusted Net Worth. Section 9.14 of the Loan Agreement is hereby amended by replacing the reference to the figure "$4,000,000" with the figure "$12,000,000".

            6. Events of Default. Section 10.1(j) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

            "(j) any Change of Control;

            7. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lender pursuant to the other Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

               (a) The Class A Preferred Stock Purchase Agreements and the transactions contemplated thereunder have, contemporaneously herewith, been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver) of all conditions precedent set forth therein.

               (b) All of the shares of the Class A Preferred Stock have been duly authorized, validly issued and are fully paid and non-assessable. All of the shareholders of Borrower who own of record, or, directly or indirectly beneficially own, five

(5%) percent or more of the issued and outstanding shares of capital stock of Borrower are listed, and their percentage ownership of record and beneficial ownership, is set forth next to that shareholder's name, on Exhibit B attached hereto.

               (c) All actions and proceedings required by the Class A Preferred Stock Purchase Agreements, applicable law and regulation have been taken and the transactions required thereunder have, contemporaneously herewith, been duly and validly taken and consummated, including, without limitation, all requirements set forth in the NASDAQ Consent Letter, including the notice given by Borrower to shareholders and the issuance by Borrower of a press release with respect to the transactions contemplated by the Class A Preferred Stock Purchase Agreement. Borrower has received no notice of, and does not know of, any objection by any of the shareholders of Borrower to the transactions contemplated by the Class A Preferred Stock Purchase Agreements.

               (d) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of any of the transactions described in the Class A Preferred Stock Purchase Agreements, and no governmental action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions contemplated by or any provision of the Class A Preferred Stock Purchase Agreements.

               (e) Borrower has delivered, or caused to be delivered, to Lender true, correct and complete copies of the Class A Preferred Stock Purchase Agreements.

               (f) Neither the execution and delivery of the Class A Preferred Stock Purchase Agreements and the instruments and documents to be delivered pursuant thereto, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof, (i) has violated or will violate any Securities Laws or any other law or regulation or any order or decree of any court or governmental instrumentality in any respect or (ii) does or will conflict with or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, agreement or instrument to which Borrower is a party or may be bound, or (iii) result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Borrower, except as specifically permitted under the other Financing Agreements, or (iv) does or shall violate any provision of the Certificate of Incorporation or By-Laws of Borrower.

               (g) The NASDAQ Consent Letter is in full force and effect as of the date hereof and has not been rescinded, revoked, superseded, amended, modified or supplemented.

               (h) No Event of Default exists on the date of this Amendment (after giving effect to the consents and waiver under, and amendments to the Loan Agreement provided in, this Amendment).

               (i) This Amendment has been duly authorized, executed and delivered by Borrower, and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with its terms.

               (j) Borrower shall furnish to Lender a copy of the filing with, contemporaneously with the sending thereof to, the Securities and Exchange Commission and NASDAQ, (as required to be sent on or before May 15, 1998, unless extended by the NASDAQ Stock Market, Inc., as agreed to by Lender in writing) together with all financial statements and other documents indicating that Borrower has net tangible assets of at least $5,000,000 as set forth in the NASDAQ Consent Letter.

            8. Conditions Precedent. The effectiveness of the consent, waiver and amendments set forth herein shall be subject to the receipt by Lender of each of the following, in form and substance satisfactory to Lender:

               (a) an original of this Amendment, duly authorized, executed and delivered by Borrower;

               (b) Lender shall have received evidence, in form and substance satisfactory to Lender, that Borrower has received net cash proceeds from the sale of the Class A Preferred Stock and Warrants of not less than $18,000,000;

               (c) all requisite corporate action and proceedings in connection with this Amendment and the documents and instruments to be delivered hereunder shall be in form and substance satisfactory to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

               (d) Lender shall have received the NASDAQ Consent Letter and evidence, in form and substance satisfactory to Lender, that Borrower has satisfied the requirements set forth therein other than the May 15, 1998 filing described in Section 7(i) hereof;

               (e) an opinion letter of counsel to Borrower, addressed to Lender or upon which Lender is expressly permitted to rely, with respect to the Class A Preferred Stock Purchase Agreements and such other matters as Lender may request; and

               (f) after giving effect to the consents and waivers under, and amendments to the Loan Agreement provided in, this Amendment, no Event of Default shall exist or have occurred and no event or condition shall have occurred or exist which with notice or passage of time or both would constitute an Event of Default.

            9. Effect of this Amendment. This Amendment and any instruments and agreements delivered pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof. Except for the specific amendments, consents and waivers expressly set forth herein, no other changes or modifications to or consents or waivers under the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

            10. Further Assurances. Borrower shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Lender to effectuate the provisions and purposes of this Amendment.

            11. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of Illinois (without giving effect to principles of conflicts of law).

            12. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

            13. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

      Please sign in the space provided below and return a counterpart of this Amendment, whereupon this Amendment, as so agreed to and accepted, shall become a binding agreement between Borrower and Lender.

                                          Very truly yours,

                                          NAVARRE CORPORATION

                                          By: /s/ Charles Cheney
                                             -----------------------------------
                                             Charles Cheney

                                          Title: Chief Financial Officer
                                                --------------------------------


                       [SIGNATURES CONTINUE ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


AGREED AND ACCEPTED:

CONGRESS FINANCIAL CORPORATION
 (CENTRAL)

By: /s/ Keith Chapman
   -------------------------------------

Title: Vice President
      ----------------------------------

                                    EXHIBIT A
                                PERMITTED HOLDERS

Eric H. Paulson

Charles E. Cheney

Dickinson G. Wiltz

Guy M. Marsala

Alfred and Annie Teo

American Gramaphone

Bernard Williams

Cranshire Capital, LP

Dakota Partners

Daniel S. Perkins

Daniel and Patrice Perkins

Delta Plastics 401K

Dennis D. Gonyea

Dr. Elmer Salovich

ELARA, LTD
(Tailisman Capital)

Ellis Limited Partnership

Goldhawk, LTD

H. William Lurton
Industricorp & Co

Irwin and Nora Friedman

Jerry Mathwig

KA Investments

KAE Opportunity Master Fund LP

Kevin S. Underkofler

Keyway Investments

Kohler Capital Management:  Gary Kohler

Mary Lach

Namax Corp
(Cranshire Affiliates I)

Nicholson Boys, LP

Okabena Partnership K

Paradigm Group, LLC

Patrice M. Perkins

Pemigewasset Partners, LP
(Vose Capital)

Pequot Scout Fund, LP
(Dawson Samberg)

Perkins Capital Management, Inc Profit Share Plan & Trust

Piper Jaffray as Cust FBO Richard C. Perkins IRA

Piper Jaffray as Cust FBO James G. Peters IRA

Piper Jaffray as Cust FBO David H. Potter IRA

Pyramid Partners LP

Robert G. Allison
Robert D. Furst

S. Robert Production
(Cranshire Affiliates II)

Stanford Baratz (Revocable Trust Dated 9-7-94)

Tewaukon Partners

Thomas Schrade

Westfield Capital Performance Fund, LP

                                   EXHIBIT B
                            5% BENEFICIAL OWNERSSHIP

                                     No. of Shares
Shareholder                          of Common Stock           % Ownership(1)(2)

Eric H. Paulson                        2,675,657               17.9%

Charles E. Cheney                        886,980                5.9%

Alfred Teo                             1,523,800                9.9%

American Gramaphone                      806,360                5.3%

Cranshire Capital                        838,090                5.5%

Pequot Scout Fund, L.P.                  761,900                5.0%

KAE Opportunity Master Fund, L.P.        761,900                5.0%

Keyway Investments, LTD                1,523,800                9.9%

Goldhawk LTD                           1,904,760               12.2%

Okabena Partnership K                    761,900                5.0%

Paradigm Group, LLC                      942,840                6.2%

KA Investments, LDC                    1,523,800                9.9%


-------------------

      (1) Ownership numbers and percentages are computed in accordance with Securities and Exchange Rule 13d-3. One or more of the Preferred Stockholders has entered into an agreement with the Company providing that they will convert their Preferred Stock into Common Stock and or exercise their Warrants in such a manner that they will not, as a result of such conversion and/or exercise, beneficially own more than 4.9% of the then outstanding Common Stock of the Company, and that they will only be authorized or entitled to vote or exercise proxies with respect to no more than 4.9% of the then outstanding Common Stock of the Company. The percentage ownership shown here does not give effect to those agreements.

      (2) This list should not be construed as a legal conclusion that the person listed is necessarily an affiliate of another.

                                  May 1, 1998



Navarre Corporation
7400 49th Avenue North
New Hope, Minnesota 55428

          Re:  Certain Post-Closing Items

Gentlemen:

      Reference is made to the Loan and Security Agreement, dated June 12, 1997 (the "Loan Agreement"), between Congress Financial Corporation (Central) ("Lender") and Navarre Corporation ("Borrower"), as amended by Amendment No. 1 to Financing Agreements, dated as of September 19, 1997, Amendment No. 2 to Financing Agreements, dated as of October 29, 1997, and Amendment No. 3 to Financing Agreements, dated of even date herewith ("Amendment No. 3 to Financing Agreements"), together with all other agreements, documents, supplements and instruments now or at any time hereafter executed and/or delivered by Borrower or any other person, with, to or in favor of Lender in connection therewith (all of the foregoing, together with this Amendment and the other agreements and instruments delivered hereunder, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Loan Agreement as amended by Amendment No. 3 to Financing Agreements.

      In order to induce Lender to enter into Amendment No. 3 to Financing Agreements and to continue to make the Loans to Borrower under the Financing
Agreements:

      1. Borrower hereby agrees that, in addition to all other terms, conditions and provisions set forth in Amendment No. 3 to Financing Agreements, Borrower shall deliver or cause to be delivered to Lender, the following items, each in form and substance satisfactory to Lender, as soon as possible, but in any event, no later than fifteen (15) days after the date hereof:

            (a) a replacement Exhibit A to Amendment No. 3 to Financing Agreements setting forth, in form and substance satisfactory to Lender, the list of Permitted Holders, together with any related information that Lender may reasonably request with respect thereto; and

            (b) a replacement Exhibit B to Amendment No. 3 to Financing Agreements setting forth, in form and substance satisfactory to Lender, the list of five percent (5%) beneficial holders of all of the capital stock of Borrower, together with any related information that Lender may reasonably request with respect thereto.

      2. This Agreement shall not limit or otherwise affect the right of Lender to require Borrower to execute and deliver of obtain or cause to be executed and/or delivered any further agreements, documents or instruments as provided in the Financing Agreements, including, without limitation, the letter agreement re: Certain Post-Closing Matters, dated as of June 12, 1997, or otherwise or to take any other actions otherwise required under the Financing Agreements, including that letter agreement. The failure of Borrower to deliver the items provided for in paragraph 1 above by the respective dates set forth therein shall, at Lender's option, constitute an Event of Default.

                                        Very truly yours,

                                        CONGRESS FINANCIAL CORPORATION
                                        (CENTRAL)


                                        By: /s/ Keith Chapman
                                           -------------------------------------

                                        Title: Vice President
                                              ----------------------------------


AGREED:

NAVARRE CORPORATION

By: /s/ Charles Cheney
   -------------------------------------

Title: Chief Financial Officer
      ----------------------------------